INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-75645, 333-75649, 333-50157, 333-19955 and 33-90736 of Alkermes, Inc. on
Form S-3 and Registration Statement Nos. 333-71011, 333-50357, 333-13283,
33-97468, 33-58330 and 33-44752 of Alkermes, Inc. on Form S-8 of our report dated April 13, 1999, on the financial statements of Advanced Inhalation Research, Inc. appearing in this current report on Form 8-K/A of Alkermes, Inc.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 16, 1999